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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 21, 2002, included in AVI BioPharma, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

Very truly yours,
/s/ ARTHUR ANDERSEN LLP

Portland, Oregon
April 23, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS